Exhibit 10.14

Yoshiharu Ramen

Cerritos

LIFE CONSTRUCTION
LIFE CONSTRUCTION DEVELOPMENT, Inc.
12658 Hoover Street
Garden Grove, CA 92841

Proposal

Yoshiharu Ramen
11533 South Street
Cerritos, CA 90703

Dear Mr. Chae,

Thank you for giving us the opportunity to provide you with this proposal. We are confident in the quality of service and workmanship that we can provide through our team of highly trained experts.

We are looking forward to starting this project with you soon!

For any further clarification and/or information, please feel free to contact us at any time.

Yours very truly,

David Cho
CEO

Life Construction Development, Inc.

LIFE CONSTRUCTION
LIFE CONSTRUCTION DEVELOPMENT, Inc.
12658 Hoover Street
Garden Grove, CA 92841

Proposal

Project Info

Tenant Improvement
Total Floor Area: 1,264 SF
Construction Type: Type 5-B, Fire Alarm

Architect Info

AHK Architecture
13005 Mesa Verde Way
Sylmar, CA 91342

Deisgner Info

35db, Inc.

Project No: 21-0319 | **Proposal Date:** March 19, 2021

Project Location:

11533 South Street
Cerritos, CA 90703

Owner Information:

Yoshiharu Ramen
11533 South Street
Cerritos, CA 90703

Proposal Summary

Section 1 – Work Preparation
Section 2 – Building
Section 3 – Mechanical
Section 4 – Electrical
Section 5 – Plumbing
Section 6 – Kitchen Hood
Section 7 – Flooring & Tiles
Section 8 – WIC
Section 9 – Paint
Section 10 – Storefront System **(NIC)
Section 11 – Camera/Speakers/TV/Internet **(NIC)
Section 12 – Fire System
Section 13 – Cabinets
Section 14 – Furniture & Design **(NIC)
Section 15 - Kitchen Equipment **(NIC)
Section 16 – Roofing **(NIC)
Section 17 – Finish Work

Section 18 – Exclusion ******Please read carefully***

**NIC = Not in Contract – Should there be additional minor work performed that is not included in this contract. There will be no additional provision fees. Any 3rd party contractor or entities shall oblige to Life Construction Development, Inc. rules and regulations.

Project Description

Section 1 – Work Preparation

1.1 Clean up
1.2 Temporary power – To be provided by landlord/owner
1.3 Layout

Section 2 – Building

2.1 Install new wall & ceiling frames per code
2.2 Install sink and grab bar backing
2.3 Install rebars after saw cutting
2.4 Pour and finish new concrete after saw cutting
2.5 Reinforce pony walls with posts
2.6 Install new drywall on ceiling per code
2.7 Tape and compound walls and ceilings for smooth finish
2.8 Waterproof floor edges of kitchen on demising walls
2.9 Provide ceiling access for future maintenance work
2.10 Install roof curbs for equipment 6" above grade

Section 3 – Mechanical

3.1 Install new ducts per code
3.2 Install new registers
3.3 Install new fresh air ducts
3.4 Relocate duct detector
3.5 Install new restroom exhaust vents
3.6 Install new thermostats
3.7 Run new copper drain lines from AC unit

Section 4 – Electrical

4.1 Install new recessed lights per plan **(NOTE: Pendant lights are <u>not</u> included)**
4.2 Install new outlets per plan
4.3 Install new switches per plan
4.4 Install new LED strip lights on ceiling soffit
4.5 Wire AC systems, blowers, make up air
4.6 Install air curtain per plan
4.7 Install new electrical panel
4.8 Install new electrical main feeders

Section 5 – Plumbing

5.1 Install new plumbing fixtures per plan
5.2 Install new water pipes per plan
5.3 Install new gas pipes per plan
5.4 Install new vents per plan
5.5 Install new drains per plan
5.6 Install new water heater per plan

Section 6 – Kitchen Hood

6.1 Install 8'4" and 9'5" hood in kitchen – Parts per plan or equal
6.2 Install make-up air per plan
6.3 Install ducts per plan

Section 7 – Flooring & Tiles

7.1 Dining room floor – SPC flooring
7.2 Hallway floor tiles – SPC flooring
7.3 Kitchen floor tiles – Quarry tiles
7.4 Restroom floor tiles – Ceramic tiles
7.5 Accent wall tiles in kitchen – Subway / Hexagon tiles
7.6 Restroom wall tiles – Ceramic tiles

Section 8 – WIC

8.1 Install new walk-in cooler
8.2 Install condenser on roof
8.3 Install refrigeration unit

Section 9 – Paint

9.1 All paint colors to be decided by owner / 35db, Inc.
9.2 Paint walls per plan – Semi gloss
9.3 Paint ceilings per plan – Semi gloss
9.4 Spray paint dining room ceiling flat black

Section 10 – Storefront System

10.1 NIC

Section 11 – Camera/Speakers/TV/Internet/POS

11.1 NIC – Provision will be provided for no additional cost

Section 12 – Fire System

12.1 Install new ANSUL system per code
12.2 Install pull station per code
12.3 Install fire alarm system
12.4 Install new fire sprinklers per code

Section 13 – Cabinets / Countertop

13.1 Install new countertop & cabinet per plan – Bar counter

Section 14 – Furniture & Design

14.1 NIC

Section 15 – Kitchen Equipment (Not Included.)

15.1 All kitchen equipment needs to be supplied by the customer to the contractor before final inspections - Burners, dishwashers, All sinks, paper towel dispenser, soap dispenser, etc.
15.2 All kitchen amenities need to supplied by the customer to the contractor before final inspections- Soap, paper towels, water test strips, etc.
15.3 All restroom equipment's needs to be supplied by the customer to the contractor before final inspections - Soap dispenser, paper towel dispenser, mirrors, etc.
15.4 All restroom amenities need to supplied by the customer to the contractor before final inspections - Soap, toilet papers, paper towels, toilet seat cover, etc.

Section 16 – Roofing

16.1 NIC – Provision will be provided for no additional cost

Section 17 – Finish Work

17.1 Install new FRP panels in kitchen
17.2 Install vertical woods in dining
17.3 Install new kitchen ceiling tiles – Smooth washable type
17.4 Install wood base molding – Industry standard
17.5 Install sneeze guard per plan
17.6 Install restroom door and frame – Timely Frame & Hollow Doors
17.7 Install soap dispensers
17.8 Install paper towel dispensers
17. 9 Install grab bars per ADA code requirements
17.10 Final clean up

Section 17 – Exclusion

17.1 Any special designs – eg. Wallpapers, wall films, TV mounting
17.2 Lighting Fixture
  a. Pendant lights
  b. Additional light fixtures
17.3 Roof work – Any costs associated with patching or installing roofing materials
17.4 Low voltage
  a. Internet, cable, telephone, CCTV, speaker, POS
17.5 Restaurant Equipment - Any fixtures or equipment pertaining to the restaurant – Unless otherwise stated
17.6 Signage installation & any associated fees
17.7 Expenses/compensation required or demanded by surrounding tenants
17.8 Additional work required by the inspector that differs from the approved plans
17.9 Special inspections; such as,
  a. Structural observation
  b. Deputy inspection
  c. Title 24
  d. Air balance test
  e. HERS test
17.10 Any architectural fees or engineering fees
17.11 Construction deposit utility fees
17.12 City fees (Health department, fire department, building department)
  a. Permit fees
  b. Sewer fees
  c. Traffic (impact) fees

Grand Total: $390,000.00

LIFE CONSTRUCTION
LIFE CONSTRUCTION DEVELOPMENT, Inc.
12658 Hoover Street
Garden Grove, CA 92841

Proposal

PAYMENT SCHEDULE

Progress	Description	Percentage	Amount
Down Payment	- Contract finalized - Clean up - Layout	30%	$117,000
Rough Work	- Electrical Conduits, Wiring, J-Boxes - Mechanical Ducts, Thermostat Wires - Framing / Drywall - Plumbing Vents, Drains, Pipes - Fire Alarm Conduit - Roof Frame Work, Penetration, Repairs - Kitchen System - Concrete Cutting - Reinforcement Bar	20%	$78,000
Rough Inspection	- Electrical - Mechanical - Framing / Drywall - Fire System - Plumbing - Kitchen System - Roofing - Reinforcement Bar	20%	$78,000
Interior Work	- Floor & Wall Tiles - Paint - Door Installation - Cabinet - Lighting Installation - Outlet Installation - HVAC Registers/Vent Installation - Thermostat Installation - Millwork - Molding - Caulking - Clean up	20%	$78,000
Final Inspection	- Building Final	10%	$39,000

**** All payment shall be received before commencement of the work listed above.***

TOTAL CONSTRUCTION COST: $390,000.00

Agreement Terms

This Construction Agreement is made and entered into as of the signed date below by and between the **Yoshiharu Ramen**, hereinafter referred to as the "CLIENT" and Life Construction Development, Inc., hereinafter referred to as the "CONTRACTOR";

Witnesseth:

WHEREAS, the CLIENT requires the services for a duly licensed and qualified construction firm to develop his/her property;

WHEREAS, the CONTRACTOR represents that it has the required professional skills/certifications and financial capacity to provide services to the Client;

NOW THEREFORE, the parties bind and agree to the following terms below:

I. PROJECT

The CLIENT will award a Construction project to the CONTRACTOR entitled **Yoshiharu Ramen**;

1. The location of the CLIENT's property will be properly endorsed to the CONTRACTOR, including the necessary technical details of the lot parcel/building;

II. PAYMENT TERMS

1. The CLIENT agrees to pay the CONTRACTOR an initial 30% of the estimated contract cost, upon the finalization of the estimated project cost.
2. The CLIENT will pay per the above payment schedule of the estimated project cost upon the commencement of the development.
3. Full payment of the project will be due and demandable ten (10) days after the completion and CLIENT's receipt of Certificate of Completion.
4. Payments should be made to the CONTRACTOR in Post Dated Checks and will be given an Official Receipt or Acknowledgement Receipt for every check received and validated.
5. Should the CLIENT be in default during the on-going construction, the CONTRACTOR has the right to give notice and may stop performance until the CLIENT corrects the default within thirty (30) business days.
6. Any delays and/or additional work in the construction caused by the CLIENT, city officials, landlord, surrounding tenants, and/or unforeseen circumstances may result in additional costs reviewed by the CONTRACTOR to the CLIENT.

III. CONSTRUCTION BOND AND PERMITS

1. The applicable construction bond applied during the development/construction of the project will be shouldered by the CONTRACTOR provided that the cost of the bond will be included as part of the total estimated cost.
2. All concerned permits for the construction phase will be form part of the estimated project cost and shall be duly completed by the CLIENT before the start date stated in the contract.

IV. CONSTRUCTION MATERIALS

1. CONTRACTOR will use the approved materials per the approved plans; unless specified differently from approved plans by a building official.
2. Changes/Modifications in materials will be reflected in the estimated project cost and will be reviewed by the CONTRACTOR.
3. Should CLIENT requests for any work to be performed without drafting plans through licensed engineers or architects and submitting a plan revision to city, the CONTRACTOR shall not be liable for any monetary loss of materials, labor cost, and loss of time should there be an event of the city official/landlord demanding the removal of unapproved work.

V. WORK SCHEDULE

1. The CONTRACTOR will provide a schedule of the performance of work to the CLIENT prior to the commencement of construction.
2. Extension of work schedule is permitted in case of any unforeseen circumstances, any additional work requested, or delayed response from the CLIENT, city officials, or landlord.
3. In the event a city official/landlord demands the removal of any unapproved work, construction completion date shall increase accordingly and incur additional cost of labor and materials to the CLIENT.

VI. COMPLIANCE

1. Should the CONTRACTOR fail to meet the requirements set by the CLIENT, the CLIENT may notify the CONTRACTOR in writing that the CONTRACTOR is in default and will be given up to five (5) business days to act. If the CONTRACTOR fails to comply or respond within the given period, the CLIENT may correct the default and deduct the cost thereof from any payment due to the CONTRACTOR or terminate the Agreement.
2. If the CLIENT decides to terminate the Agreement, the CONTRACTOR shall be entitled to payment for services rendered until termination of contract.
3. Any work not included in the contract whether mentioned or not, shall be deemed as an excluded item, unless there is a written agreement between the CLIENT and CONTRACTOR is signed and dated.
4. Any additional work performed by 3rd party contractors or entities shall adhere to the CONTRACTORS rules and regulations. The CONTRACTOR at any time shall have full discretion on who is and isn't allowed on the premises of the job site and shall not be held liable for any damages or loss incurred to CLIENT.
5. Any damages incurred by 3rd party contractors or entities shall not be covered by the CONTRACTOR. If CONTRACTOR shall repair any damages caused by 3rd party contractors or entities, a change order shall be submitted in writing to the CLIENT.

VII. WARRANTIES

1. The CONTRACTOR warrants the Work against defects in workmanship and materials for a period of 12 months after full completion and turnover of the project.
2. The warranty does not take effect if the CLIENT is in default of this Agreement or the effects of normal damages brought by wear and tear, caused by the faulty maintenance of the CLIENT.
3. Should the CLIENT provide the CONTRACTOR with a notice of a warranty claim under the 12 month period stated in this Agreement, the CONTRACTOR should respond within thirty (30) business days to the said warranty.

In Witness Whereof, the parties have executed this Agreement on the date and place above specified.

VIII. ATTORNEY FEES

1. In any litigation, arbitration, or other proceeding by which one party either seeks to enforce its rights under this Agreement (whether in contract, tort, or both) or seeks a declaration of any rights or obligations under this Agreement, the CLIENT shall pay all reasonable attorney fees, costs, and expenses incurred.

Signed by:

X______________________ 7/30/21
Name: Date

Title: President

Yoshiharu Ramen

X______________________ 7/30/21
Name: Date

Title: CEO

Life Construction Development, Inc.